                                                                  EXHIBIT (a)(7)

                                 A NEW SEGMENT


Why?     More Diversity -- Ability to Deliver
         Consistent Earnings Growth

Characteristics of Search:

  Strong Fundamental Growth

  Good Margins

  Not Capital Intensive

  Leadership Position

  Manufacturing and Technology Base


                      Broadening Our Portfolio Makes Sense

                                  AMP OVERVIEW


                                                        Businesses
[SEVEN PHOTOS OF ELECTRICAL                  Electrical Connection Devices for
CONNECTION DEVICES]                          the Following Industries:
                                                Consumer & Industrial
                                                Telecommunications
                                                Automotive
                                                Personal Computers

1998 Statistics                                         Strengths

Sales          $5.4B                           Leading Market Position
Op. Margins    ~9%                             Global
EPS            $1.50                           Diverse Markets
Market Cap     ~6.5B                           Strong Technical Capabilities


   World's Leading Manufacturer of Electrical & Electronic Connection Devices

                     TERMINALS & CONNECTORS ("T&C") MARKET
                              Industry Growth Rate

$25B Market                                                 5 Year Average -- 9%


                    [BAR GRAPH SHOWING INDUSTRY GROWTH RATE]


1994 -- 13%
1995 -- 17%
1996 -- 5%
1997 -- 8%
1998 -- 4%


Source: Bishop & associates, inc.


                             Large Growing Industry

                        TERMINALS & CONNECTORS INDUSTRY

    Sales by Industry                              Sales by Region

[PIE GRAPH SHOWING SALES                    [PIE GRAPH SHOWING SALES BY
      BY INDUSTRY]                                    REGION]

Industrial & Consumer -- 45%                    North America -- 38%
Computer/Peripherals -- 25%                     Asia -- 30%
Telecom -- 15%                                  Europe -- 26%
Automotive -- 15%                               ROW -- 6%


                                  $25B Market

                 Value Added Market an Additional $25B -- $30B

                               Diverse And Global

                            AMP'S SHARE OF T&C SALES

                   [BAR GRAPH SHOWING EACH COMPANY'S SHARE OF
                         TERMINAL AND CONNECTOR SALES]

AMP             20%
Molex            6%
Framatome        4%
Berg             3%
Thomas & Betts   3%
Amphenol         3%
3M               3%


                  Leading Global Position In Fragmented Market

                           AMP'S REVENUE COMPOSITION

                                  1998 = $5.4B

Sales by Industry                              Sales by Region

[PIE GRAPH SHOWING SALES                      [PIE GRAPH SHOWING SALES
BY INDUSTRY]                                  BY REGION]

Consumer & Industrial -- $1.6B                Americas -- 50%
Automotive -- $1.4B                           Europe -- 30%
Telecom -- $1.4B                              Asia/Pacific -- 20%
Personal Computer -- $1.0B

                 77% T&C; 14% Value Added; 9% M/A -- Com
                 Over 15,000 Patents Issued or Pending
                 90,000 Customers in 145 Countries


             Wide Range Of Product Offerings To Diverse Industries

                               AMP OPPORTUNITIES


Peer Revenue Comparison
-----------------------
(1998 Projected Growth

[BAR GRAPH SHOWING A
COMPARISON OF AMP'S
PROJECTED 1998
GROWTH WITH THOSE
OF OTHER COMPANIES]

                                                 Peer Group Margins
                                                 ------------------
                                                 1994     1998   Chg.
                                                 ----     ----   ---
AMP         (5.8%)

Amphenol        3%               AMP             16.1%    9.4%    (6.7 pts)

Berg            5%               Peer Avg.       12.1%    14.6%   +2.5 pts

Molex           6%               Amphenol        15.0%    17.0%   +2.0 pts

Thomas & Betts  8%               Molex           16.3%    16.3%   --

Peer Avg.       5.5%             Thomas & Betts  9.4%     12.5%   +3.1pts

                                 Berg            7.8%     12.6%   +4.8pts


                           Underperforming Its Peers

                               AMP OPPORTUNITIES
                               Market Value ($B)

[LINE GRAPH COMPARING THE MARKET CAPITALIZATION OF AMP TO THE SUM OF THE
MARKET CAPITALIZATIONS OF ITS INDUSTRY PEERS AT THREE MONTH INTERVALS BEGINNING JUNE 1996 AND ENDING JUNE 1998 (ALL DOLLAR AMOUNTS ARE APPROXIMATE). THE GRAPH ALSO INCLUDES THE COMPOUND ANNUAL GROWTH RATES OF AMP (-13%) AND OF THE SUM OF ITS INDUSTRY PEERS OVER THE SAME PERIOD.]

Peer Group   6.5B   7.5B   8B     7.7B   9.3B   10.8B   10B     10.1B   8.5B
AMP          8.8B   8.5B   8.4B   7.7B   9.3B   12B     9.4B    9.6B    6.4B

             6/96   9/96   12/96  3/97   6/97   9/97    12/97   3/98    6/98


                       Market Recognizes Need For Change

                                ALD PERFORMANCE

Earnings Per Share                             Market Value
------------------                             ------------

[LINE GRAPH SHOWING GROWTH IN             [LINE GRAPH COMPARING ALD'S
ACTUAL EARNINGS PER SHARE FOR             MARKET VALUE GROWTH VS. THE
1992 THROUGH 1997, INCLUDING              S & P 500 MARKET VALUE GROWTH
AN ESTIMATE FOR 1998. EARNINGS PER        FOR 1990 TO 1998. OVER THIS
SHARE IS EXPECTED TO INCREASE             PERIOD, ALD'S MARKET VALUE HAS
FROM $0.96 IN 1992 TO                     INCREASED 6 FOLD FROM
APPROXIMATELY $2.30 TO $2.34              $4 BILLION TO $25 BILLION WHILE
IN 1998]                                  THE MARKET VALUE OF THE S & P
                                          500 HAS INCREASED 3.4 FOLD]


26 Qtrs of 14%+ Growth


                        Consistency Drives Market Value

                   ALD PRODUCTIVITY PERFORMANCE

Total Productivity                       Cost Productivity
------------------                       -----------------
[LINE GRAPH SHOWING                      [GRAPH SHOWING THE COMPONENTS OF
TOTAL PRODUCTIVITY AND                   COST PRODUCTIVITY FROM 1992 TO 1997.
THE BREAKDOWN BETWEEN                    IN 1992, CENSUS, REPOSITIONING AND
GROWTH PRODUCTIVITY AND                  MATERIAL SAVINGS COMPRISED MOST OF
COST PRODUCTIVITY FROM                   COST PRODUCTIVITY. OVER TIME, COST
1992 TO 1997]                            PRODUCTIVITY HAS INCREASINGLY COME
                                         FROM SIX SIGMA SAVINGS COMPARED TO
                                         CENSUS, REPOSITIONING AND MATERIAL
                                         SAVINGS]

Total Productivity
Average 5.9%
Since '92


                   1990                   1998
                   ----                   ----
Sales/Employees    $117K                  $200K                 [UP ARROW] 71%
Suppliers          [MORE THAN] 10,000     [LESS THAN] 3,000     [DOWN ARROW] 70%


                         Proven Record Of Productivity

                             ALD SIX SIGMA JOURNEY

Manufacturing Quality vs. COPQ                ALD Operating Margins
------------------------------                ---------------------
[LINE GRAPH SHOWING                           [LINE GRAPH SHOWING ALD
IMPROVEMENT IN THE DEFECT                     OPERATING MARGINS INCREASING
RATE OF MANUFACTURING                         FROM 5% IN 1991 TO 13% IN 1998,
PROCESSES FROM 1992 (2 SIGMA)                 AN INCREASE OF 800 BASIS POINTS]
TO 1998 (4+ SIGMA), RESULTING
IN COST SAVINGS OF $2 BILLION
OVER THAT PERIOD]

                    Significant Progress, Trained Resources

                          ESTIMATED MARGIN IMPROVEMENT

                                  [BAR GRAPH]


                     AMP
                     $4.2B     $5.4B     +8% Sales Growth After 1999     $6.5B

Op. Income           15%       9%                                        18%         Cost
                     $630M     $495M                                     $1170M      Takeout

SG&A                 18%       21%       Corporate Overhead              17%         $185M
                     $760M     $1130M    Shared Services                 $1105M

Cost of              67%       70%       Six Sigma/Productivity          65%         $280M
Goods Sold           $2810M    $3775M    Purchasing                      $4225M
                                         Plant Rationalization

                     1993-1995 1998                                      2001
                       AVG


                   Growth & Productivity Will Improve Margins
                             Beyond Historic Level

                         AMP OPERATING MARGIN EXPANSION

                        [BAR GRAPH SHOWING AN ACTUAL AND
                     PROJECTED OPERATING MARGIN EXPANSION]


                                  Productivity &
                                     Synergies

15%       9%       +2%        +4%              +3%                18%

'93-'95   1998     Volume/    Manufacturing    Corporate          2001
Average            Price      Productivity     Overhead &
                                               Shared Svcs.


                   Growth & Productivity Will Improve Margins
                             Beyond Historic Levels

                                  ALD AND AMP

What AMP Brings to ALD                   What ALD Brings to AMP
----------------------                   ----------------------
High Growth Industry                     Strong Management Team
Industry Leadership                      Productivity
Global                                   Six Sigma
Product Differentiation                  Size and Scale
Technological Leadership                 Financial Consistency


                               Ideal Combination

                              ALD and AMP -- $21B
                                 1998 Pro-Forma

                                  [PIE GRAPH]


Connectors                            $5.4
Spec Chem & Electronic Solutions      $2.4
Performance Polymers                  $2.0
Aerospace Systems                     $4.9
Transportation Products               $2.5
Turbine Technologies                  $3.9

Broad Product Offering                High Growth
Diverse Customer Base                 High Margin Businesses
Globally Positioned                   Consistency


       Breadth Of Products And Geographical Diversity Drives Consistency

                               THE DEAL STRUCTURE

Cash Tender -- $44.50 Per Share
Funded by:
  - Debt
  - Internally Generated Cash Flow
  - Asset Sales
  - Secondary Equity Offering
Anticipated Closing -- 12/31/98


                               Funding Available

                               EARNINGS PER SHARE

[BAR GRAPH SHOWING THE OVERALL POSITIVE PROJECTED EFFECTS OF EACH OF ALD'S BUSINESS GROWTH, THE ADDITION OF THE AMP BUSINESS, THE LOSS OF GOODWILL, THE LOSS DUE TO FINANCING AND THE GAINS ON DISPOSITIONS ON THE EARNINGS PER SHARE OF A COMBINED ALD/AMP]

                                                       Equity
                                                       Debt
$2.30-$2.34   +$0.30-$0.35    +$0.83       -$0.32     -$0.78      +$0.27           $2.60-$2.65
1998          ALD Business    AMP          Goodwill   Financing   Gains on         1999
              Growth          Business                            Dispositions



[LINE GRAPH SHOWING A COMPARISON OF THE PROJECTED GROWTH RATE
OF EARNINGS PER SHARE OF ALD AND THE COMBINED ALD/AMP FROM 1998 TO 2001]


                            Combined Includes
                             Disposition Gains
ALD               $2.30-$2.34       13%     15%     15%
COMBINED          $2.30-$2.34       13%     15%     18%

                     1998           1999    2000    2001


                                No Net Dilution

                                 FREE CASH FLOW


               [LINE GRAPH SHOWING A PROJECTED FREE CASH FLOW FOR
                ALD AND THE COMBINED ALD/AMP FROM 1998 TO 2001]


                                 Combined                 ALD
                                 --------                 ---
                  1998            $500                   $500
                  1999            $500                   $625
                  2000            $800                   $780
                  2001          $1,300                   $980


                               Improves Cash Flow

                                ALD DEBT/CAPITAL


         [BAR GRAPH SHOWING A PROJECTION OF ALD'S DEBT-TO-CAPTIAL RATIO
                      FROM DECEMBER 1998 TO DECEMBER 2001]


                           67%

           [Increase               [Decrease resulting from          47%
           resulting               contemplated 1998 asset sales
           from the                ($2B), proceeds of a                      39%
           incurrence              contemplated 1998 equity
           of $10.2B               offering ($1.5B), free cash flow                  29%
21%        of debt]                and suspension of share
                                   repurchase]

12/98                   12/98                                        12/99   12/01   12/00
ALD                     Combined


                             Manageable Transaction

                             PORTFOLIO IMPROVEMENT


    1999                           1999                             2001
(Without AMP)                   (With AMP)                      (Includes AMP)

 [PIE GRAPH]                    [PIE GRAPH]                      [PIE GRAPH]

High Growth  67%                High Growth 75%                 High Growth 85%
High Margin                     High Margin                     High Margin

$16.5B                             $22B                              $26B


                           Accelerates Transformation

                      CONTINUED EVOLUTION OF ALLIED SIGNAL


Market Leadership in High Margin Growth Businesses
Broader, More Global, More Diverse
Breadth of Markets
Cost Take-out Opportunities
High Margin, High Growth Segments
Enhanced Ability For Financial Consistency


                 ALD And AMP Combine To Form A Premier Company